UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 9, 2013

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.
On October 9, 2013, Carrizo Oil & Gas, Inc. (the “Company” or “we”) entered into the fourth amendment to its senior secured revolving credit facility (the “Fourth Amendment”) among the Company, Wells Fargo Bank, National Association, as administrative agent, and the guarantors and lenders party thereto to, among other things, (1) extend the maturity date of the Company's revolving credit facility from January 27, 2016 to July 2, 2018, (2) increase the aggregate maximum credit commitments of the lenders under the Company's revolving credit facility from $750.0 million to $1.0 billion (subject to availability under the borrowing base), and (3) retain an approved borrowing base availability of $530.0 million until the closing of the Company's pending sale of substantially all of its Barnett Shale assets, at which time the approved borrowing base availability will be automatically reduced to $470.0 million and such reduced borrowing base will remain in effect until redetermined or adjusted in accordance with the credit agreement governing the Company's revolving credit facility.
In addition, pursuant to the Fourth Amendment, the annual interest rate on each base rate borrowing has been decreased to (a) the greatest of the Agent’s Prime Rate, the Federal Funds Effective Rate plus 0.5% and the adjusted LIBO Rate for a three-month interest period on such day plus 1.00%, plus (b) a margin between 0.50% and 1.50% (depending on the then-current level of borrowing base usage). The interest rate on each Eurodollar loan has been decreased to the adjusted LIBO Rate for the applicable interest period plus a margin between 1.50% to 2.50% (depending on the then-current level of borrowing base usage).
The Fourth Amendment further modified the credit agreement governing the Company’s revolving credit facility to eliminate covenants requiring the Company’s maintenance of a specified Senior Debt to EBITDA ratio and a specified EBITDA to Interest Expense ratio. The Company remains subject to covenants requiring the maintenance of a specified Total Debt to EBITDA ratio and a specified current ratio.
Certain of the lenders under our senior secured revolving credit facility and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.
The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Each of the capitalized terms used but not defined in this Item 1.01 shall have the meaning given to such terms in the credit agreement governing the Company's revolving credit facility prior to the effectiveness of the Fourth Amendment.
Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01        Regulation FD Disclosure.
During the Company's fall borrowing base redetermination process, completed on October 9, 2013, the Company's bank syndicate unanimously supported an increased borrowing base availability of $535.0 million after taking into account the Company's pending sale of substantially all of its Barnett Shale assets. The Company, however, elected to request and received formal bank syndicate approval for a borrowing base availability of $470.0 million (post Barnett Shale divestiture), which the Company believes provides more than sufficient liquidity under the Company's revolving credit facility, while controlling the level of unused credit commitment fees.
None of the information furnished in this Item 7.01 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report and the accompanying exhibits is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Statements in this report that are not historical facts, including but not limited to those related to the proposed sales (including timing, purchase price and effects thereof), liquidity, confidence of the Company's banking syndicate in the Company's assets and business strategy, the use and availability under the Company's revolving credit facility, the Company's or management's intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future, results of the Company's strategies and other statements that are not historical facts are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include purchase price adjustments, failure of closing conditions, actions by the purchaser, actions by banks, results of wells and production testing, performance of rig operators and gathering systems, actions by governmental authorities, joint venture partners, industry partners, lenders and other third parties, market and other conditions, availability of well connects, capital needs and uses, commodity price changes, effects of the global economy on exploration activity, results of and dependence on exploratory drilling activities, operating risks, right-of-way and other land issues, availability of capital and equipment, weather, and other risks described in the Company's Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission.
 Item 9.01        Financial Statements and Exhibits.
 (d)           Exhibits.

Exhibit Number		Description
10.1	–
Fourth Amendment, dated as of October 9, 2013, to Credit Agreement dated as of January 27, 2011, among Carrizo Oil & Gas, Inc., Wells Fargo, National Association, as administrative agent, and the Guarantors and Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Chief Financial Officer, Vice President, Secretary and Treasurer

Date:  October 11, 2013

EXHIBIT INDEX

Exhibit Number		Description
10.1	–
Fourth Amendment, dated as of October 9, 2013, to Credit Agreement dated as of January 27, 2011, among Carrizo Oil & Gas, Inc., Wells Fargo, National Association, as administrative agent, and the Guarantors and Lenders party thereto.

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